Exhibit 10.1

AMENDMENT NO. 16 TO THE
NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT

This Amendment No. 16 (the “Amendment”) to the Nonexclusive Value Added Distributor Agreement by and between ScanSource, Inc., a South Carolina corporation with a place of business at 6 Logue Court, Greenville, South Carolina 29615 (“Distributor”) and Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California 95134 (“Cisco”) is effective as of the date of last signature below (the “Amendment Effective Date”).

WHEREAS, Cisco and Distributor previously entered into a Nonexclusive Value Added Distributor Agreement dated January 22, 2007, as amended (the “Agreement”); and

WHEREAS, the parties wish to extend the term of the Agreement;

NOW THEREFORE, the parties agree as follows:

1.The term of the Agreement is hereby renewed for a period of two (2) years following the Amendment Effective Date, unless sooner terminated as provided for in the Agreement. If the Agreement expired prior to the Amendment Effective Date, any orders received, and Products and Services purchased, between the date of expiration and the Amendment Effective Date shall be in all respects deemed made under the Agreement as in effect prior to this Amendment. The parties further agree that if Distributor places Purchase Orders after the expiration of the Agreement, and Cisco accepts such Purchase Orders, then any such Purchase Orders shall be governed by the terms and conditions of the Agreement; provided, however, that acceptance by Cisco or any Purchase Order placed after the Agreement has expired will not be considered as an extension of the term of the Agreement nor a renewal thereof. Each party acknowledges that the Agreement shall always be interpreted as being limited in duration to a definite term and that the other party has made no commitments whatsoever regarding the renewal of the Agreement beyond those expressly agreed in writing.
2.This Amendment may be executed in one or more counterparts, each of which when executed and delivered will be an original and all of which together will constitute one and the same instrument. Electronic signatures will be deemed to be equivalent to original signatures for purposes of this Amendment.
3.All capitalized terms contained herein shall have the same meaning as the terms defined in the Agreement unless specifically modified in this Amendment. All other terms of the Agreement remain the same and in full effect.

(signatures on following page)

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have each duly executed this Amendment effective as of the Amendment Effective Date. Each party warrants and represents that its respective signatories whose signatures appear below have been and are, on the date of signature, authorized to execute this Amendment.

Cisco Systems, Inc		ScanSource, Inc.
By:	/s/ Jennifer Pate	By:	/s/ Kristin Hill
Name:	Jenn Pate	Name:	Kristin Hill
Title:	Authorized Signatory	Title:	Vice President, Supplier Services
Date:	January 22, 2021	Date:	January 22, 2021